UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2007

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2007, Enova Systems Inc. announced that its Chief Executive Officer, Edwin Riddell will retire on October 1, 2007.

On July 12, 2007, Enova and Mr. Riddell entered into an agreement setting forth terms by which Mr. Riddell will retire as Chief Executive Officer on October 1, 2007, but will remain on the board of directors. Mr. Riddell is entitled to receive all accrued benefits as of his retirement date including a lump sum payment representing accrued but unused vacation. In addition, he will continue to collect his regular salary and benefits through December 31, 2007. Enova also will pay moving expenses for Mr. Riddell, allow him continued use of his company-owned apartment through October 31, 2007, and transfer to him ownership of the company car and personal computer equipment he currently uses. Finally, Mr. Riddell is entitled to a bonus, payable in either cash or stock, on or before April 15, 2008 valued at an aggregate range of $52,000 to $131,250 based upon whether Enova's revenues for the fiscal year ending December 31, 2007 equal or exceed an aggregate range of $7.5 million to $10.5 million.

Also, on June 26, 2007, Enova announced the appointment of Michael Staran as President and Chief Operating Officer effective July 1, 2007.

Mr. Staran, age 46, has served as Executive Vice President since November 17, 2006. From 1998 to 2005 Mr. Staran was the President of Effective Solutions People LLC., providing specialized consulting to the OEM (original equipment manufacturer) supplier segment in the automotive industry. Mr. Staran consulted with Enova from November 2004 through February 2005 when he was hired by Enova as Director of Sales and Marketing. In September 2005, Mr. Staran was promoted to Vice President of Sales and Marketing. Mr. Staran’s affiliations and work history range from companies such as Ford, General Motors and DaimlerChrysler to suppliers such as Johnson Controls Inc. and Decoma International where he was vice president of sales and marketing for 13 years. Mike holds a Bachelor of Science degree in Mechanical Engineering with a minor in Mathematics from Lawrence Institute of Technology in Southfield, Michigan. Mr. Staran has developed three patented mechanical designs within the automotive components sector.

Enova has not entered into any material plan, contract or arrangement with Mr. Staran in connection with his appointment as Chief Operating Officer. His existing compensation arrangement, as disclosed in Enova’s most recent Annual Report on Form 10-K, will remain in place.

Under Enova’s corporate succession planning policy, it currently is anticipated that Mr. Staran will assume principal executive officer responsibility effective October 1, 2007 upon Mr. Riddell’s retirement. The sub-title of the June 26, 2007 press release, attached as Exhibit 99.1, described Mr. Staran as "CEO-elect." To the extent that the reference to "CEO-elect may have implied that Mr. Staran had been elected or appointed as the Chief Executive Officer, Enova desires to clarify that Mr. Staran has not yet been elected or appointed to the position of Chief Executive Officer. Any actual appointment or election to that position will be determined by the Enova board of directors at a later time.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10 Riddell Retirement Agreement and Limited Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

July 16, 2007	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10	Riddell Retirement Agreement and Limited Release